Exhibit 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION
JULY 31, 2010

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	Of Incorporation	Owned

Brady Corporation	Wisconsin	Parent
Tricor Direct, Inc.	Delaware	100%
Doing Business As:
Seton
Seton Name Plate Company
D&G Sign and Label
Seton Identification Products
Emedco
Champion America
DAWG, Inc.
Worldmark of Wisconsin Inc.	Delaware	100%
Brady Investment Co.	Nevada	100%
AIO Acquisition Inc.	Delaware	100%
Doing Business As:
All-In-One Products
Personnel Concepts
Personnel Concepts Limited
Personnel Concepts Ltd.
PC Limited
USA Printing & Mailing
Dual Core LLC	Wisconsin	100%
Doing Business As:
Identicard Systems Worldwide
Brady People ID
JAM Plastics
PromoVision Palomino
Temtec
Stopware
Brady Mexico Holding LLC	Delaware	100%
Brady Precision Converting, LLC	Wisconsin	100%
Doing Business As Brady Medical
Clement Communications, Inc.	Pennsylvania	100%
Visual Wear LLC	Massachusetts	100%
Doing Business As 1888LANYARD.com
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Also Doing Business As:
Brandon International
Varitronic Systems
Teklynx International
Sorbent Products Company
TISCOR
Electromark
Brady Australia Holdings Pty. Ltd.	Australia	100%
Brady Australia Pty. Ltd.	Australia	100%
Seton Australia Pty. Ltd.	Australia	100%
Accidental Health & Safety Pty. Ltd.	Australia	100%
Trafalgar First Aid Pty. Ltd.	Australia	100%
Carroll Australasia Pty. Ltd.	Australia	100%
Scafftag Australia Pty. Ltd.	Australia	100%
Visisign Pty. Ltd.	Australia	100%
Transposafe Systems Belgium NV/SA	Belgium	100%
W.H. Brady, N.V.	Belgium	100%
Stickolor Industria e Comércio de Auto Adesivos Ltda.	Brazil	100%

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	Of Incorporation	Owned

W.H.B. do Brasil Ltda.	Brazil	100%
W.H.B. do Brasil Participações e Empreendimentos Ltda.	Brazil	100%
BRC Financial	Canada	100%
W.H.B. Identification Solutions Inc.	Canada	100%
Doing Business As:
Brady
GrafTek
Identicam Systems
Seton
Teklynx International
Varitronics Canada
Brady Cayman Finance Company	Cayman Islands	100%
Brady Investment Management (Shanghai) Co., Ltd.	China	100%
Brady Technology (Wuxi) Co. Ltd.	China	100%
Brady (Beijing) Co. Ltd.	China	100%
Brady (Shenzhen) Co., Ltd.	China	100%
Brady (Dongguan) Co., Ltd.	China	100%
Suzhou Dicel EMC Co., Ltd.	China	100%
Brady Technology (Langfang) Co., Ltd.	China	100%
Tradex Converting (Suzhou) Co., Ltd.	China	100%
CIPI Xiamen, Ltd.	China	100%
PanYu Meixin Metal Company Ltd.	China	100%
Brady A/S	Denmark	100%
Braton Europe S.A.R.L	France	100%
Braton Groupe S.A.R.L	France	100%
Doing Business As:
Brady
Teklynx
Brady Groupe S.A.S	France	100%
Doing Business As:
Seton
Signals
BIG
Securimed S.A.S.	France	100%
Brady GmbH	Germany	100%
Doing Business As:
Seton
Balkhausen
Etimark
Teklynx
Transposafe Systems Deutschland GmbH	Germany	100%
Quo-Luck Company Limited	Hong Kong	100%
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Private Limited	India	100%
Brady Italia, S.r.l.	Italy	100%
Nippon Brady K.K.	Japan	100%
Brady Luxembourg S.à r.l.	Luxembourg	100%
Brady Finance Luxembourg S.à r.l.	Luxembourg	100%
Brady Technology SDN. BHD.	Malaysia	100%
W. H. Brady S. de R.L. de C.V.	Mexico	100%
Brady Servicios, S. de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
Brady Finance B.V.	Netherlands	100%
Holland Mounting Systems B.V.	Netherlands	100%
Transposafe Systems Holland B.V.	Netherlands	100%
Brady AS	Norway	100%
Brady Philippines Direct Marketing Inc.	Philippines	100%
Transposafe Systems Polska Sp. Z.o.o.	Poland	100%

		Percentage
		of Voting
	State (Country)	Securities
Name of Company	Of Incorporation	Owned

Brady Corporation S.E.A. Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%
Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pacific Pte. Ltd.	Singapore	100%
Brady Asia Pacific Pte. Ltd.	Singapore	100%
Brady s.r.o.	Slovakia	100%
Brady Korea LLP	South Korea	100%
Brady Identificación S.L.U.	Spain	100%
Brady AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Brady Holding i Kungälv AB	Sweden	100%
Brady Converting AB	Sweden	100%
Tradex AB	Sweden	100%
Brady Holding Co. Ltd.	Thailand	100%
Brady (Thailand) Co. Ltd.	Thailand	100%
Brady Technologies (Thailand) Co. Ltd.	Thailand	100%
Brady Etiket ve Isaretleme Ticaret Ltd. Sirketi	Turkey	100%
Brady Middle East FZE	United Arab Emirates	100%
B.I. (UK) Limited	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Brady European Finance Limited	United Kingdom	100%
Brady European Holdings Limited	United Kingdom	100%
Scafftag Limited	United Kingdom	100%
Safetrak Limited	United Kingdom	100%